EXHIBIT 8.1

List of Subsidiaries

Subsidiary / Consolidated Entities	Jurisdiction of incorporation or organization
Farmmi International Limited	Hong Kong
Farmmi Canada Inc.	Canada
Farmmi USA Inc	California
Farmmi (Hangzhou) Enterprise Management Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Agricultural Science and Technology Group Co.,
Ltd. (former Hangzhou Suyuan Agriculture Technology Co., Ltd.)	People’s Republic of China
Hangzhou Nongyuan Network Technology Co., Ltd. (consolidated entity which the
Registrant controls via contractual arrangements)	People’s Republic of China
Lishui Farmmi Technology Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Food Co., Ltd.	People’s Republic of China
Lishui Farmmi E-Commerce Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Biotechnology Co., Ltd..	People’s Republic of China
Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.	People’s Republic of China
Zhejiang Yitang Medical Service Co., Ltd.	People’s Republic of China
Zhejiang Yiting Medical Technology Co., Ltd.	People’s Republic of China
Farmmi (Hangzhou) Health Development Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Healthcare Technology Co., Ltd.	People’s Republic of China
Zhejiang Farmmi Holding Group Co. LTD	People’s Republic of China
Jiangxi Xiangbo Agriculture and Forestry Development Co. Ltd.	People’s Republic of China
Yudu County Yada Forestry Co., Ltd.	People’s Republic of China
Guoning Zhonghao (Ningbo) Trade Co., Ltd.	People’s Republic of China
Shanghai Zhongjian Yiting Healthcare Technology Partnership
(Limited Partnership)	People’s Republic of China
Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.	People’s Republic of China
Zhejiang Suyuan Agricultural Technology Co., Ltd	People’s Republic of China
Ningbo Farmmi Baitong Trade Co., Ltd	People’s Republic of China